Legg Mason Partners Variable All Cap Portfolio
  Legg Mason Partners Variable High Yield Bond Portfolio
  Legg Mason Partners Variable Investors Portfolio
  Legg Mason Partners Variable Large Cap Growth Portfolio
  Legg Mason Partners Variable Small Cap Growth Portfolio
  Legg Mason Partners Variable Strategic Bond Portfolio
  Legg Mason Partners Variable Total Return Portfolio



          SALOMON BROTHERS VARIABLE SERIES FUNDS, INC.

                      ARTICLES OF AMENDMENT


          Salomon Brothers Variable Series Funds Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

            FIRST:    The  Articles  of  Incorporation   of   the
Corporation, as amended, are hereby further amended  by  deleting
Article SECOND and inserting in lieu thereof the following:

                 SECOND:    The  name  of  the   corporation
     (hereinafter  called the "Corporation") is  Legg  Mason
     Partners Variable Portfolios I, Inc.

           SECOND: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class I Common Stock and Class II Common Stock, respectively, of the Salomon Brothers Variable Capital Fund (also known as the Salomon Brothers Variable All Cap Fund), a series of capital stock of the Corporation, as the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable All Cap Portfolio, a series of capital stock of the Corporation.

           THIRD: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class I Common Stock and Class II Common Stock, respectively, of the Salomon Brothers Variable High Yield Bond Fund, a series of capital stock of the Corporation, as the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable High Yield Bond Portfolio, a series of capital stock of the Corporation.

           FOURTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class I Common Stock and Class II Common Stock, respectively, of the Salomon Brothers Variable Investors Fund, a series of capital stock of the Corporation, as the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable Investors Portfolio, a series of capital stock of the Corporation.

           FIFTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class I Common Stock and Class II Common Stock, respectively, of the Salomon Brothers Large Cap Growth Fund, a series of capital stock of the Corporation, as the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable Large Cap Growth Portfolio, a series of capital stock of the Corporation.

           SIXTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class I Common Stock and Class II Common Stock, respectively, of the Salomon Brothers Variable Small Cap Growth Fund, a series of capital stock of the Corporation, as the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable Small Cap Growth Portfolio, a series of capital stock of the Corporation.

           SEVENTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class I Common Stock and Class II Common Stock, respectively, of the Salomon Brothers Variable Strategic Bond Fund, a series of capital stock of the Corporation, as the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable Strategic Bond Portfolio, a series of capital stock of the Corporation.

           EIGHTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class I Common Stock and Class II Common Stock, respectively, of the Salomon Brothers Variable Total Return Fund, a series of capital stock of the Corporation, as the Class I Common Stock and Class II Common Stock, respectively, of the Legg Mason Partners Variable Total Return Portfolio, a series of capital stock of the Corporation.

           NINTH: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

           TENTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on May 1, 2006.
           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the ___ day of ____________, 2006.



WITNESS:                      SALOMON BROTHERS VARIABLE SERIES
                              FUNDS, INC.


By:
        Thomas C. Mandia      By:
       Assistant Secretary
                                      R. Jay Gerken
                                      Chairman, President and
                                      Chief Executive Officer


THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Salomon Brothers Variable Series Funds, Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the
matters  and  facts  set  forth  therein  with  respect  to   the
authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.





                                      R. Jay Gerken
                                           Chairman, President
                                           and Chief
                                           Executive Officer